EXECUTION VERSION

CASEY’S GENERAL STORES, INC.
_______________________________________

FIRST AMENDMENT
Dated as of June 30, 2020
to
NOTE PURCHASE AGREEMENT
Dated as of June 13, 2017

_______________________________________
Re:    $150,000,000 3.51% Senior Notes, Series E due June 13, 2025
    $250,000,000 3.77% Senior Notes, Series H due August 22, 2028

FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT
THIS FIRST AMENDMENT dated as of June 30, 2020 (this “Amendment”) to the Note Purchase Agreement dated as of June 13, 2017 is between CASEY’S GENERAL STORES, INC., an Iowa corporation (the “Company”), and each of the institutions which is named on the signature pages to this Amendment (collectively, the “Noteholders”).
RECITALS:
A.    The Company has heretofore entered into the Note Purchase Agreement dated as of June 13, 2017 (the “Note Purchase Agreement”) with the Purchasers listed on Schedule A thereto.
B.    The Company has heretofore issued (1) $150,000,000 aggregate principal amount of its 3.51% Senior Notes, Series E, due June 13, 2025 (the “Series E Notes”) and (2) $250,000,000 aggregate principal amount of its 3.77% Senior Notes, Series F, due August 22, 2028 (the “Series F Notes”; and together with the Series E Notes, collectively the “Notes”) pursuant to the Note Purchase Agreement. The Noteholders are the holders of 100% of the outstanding principal amount of the Notes.
C.    The Company and the Noteholders now desire to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.
D.    Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.
E.    All requirements of law have been fully complied with and all other acts and things necessary to make this Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.
NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Amendment set forth in Section 3 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:
Section 1.AMENDMENTS.
Section 1.1    Section 5.16 of the Note Purchase Agreement shall be amended and restated in its entirety to read as follows:
Section 5.16.    Foreign Assets Control Regulations, Etc.
(a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)    Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.
(c)    No part of the proceeds from the sale of the Notes hereunder:
(1)    constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;
(2)    will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or
(3)    will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.
(d)    The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.
Section 1.2    Section 7.3(a) of the Note Purchase Agreement shall be amended and restated in its entirety to read as follows:
(a)    No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants (provided that the Company shall be entitled (but not required) to have an officer or other representative of the Company present during any such discussion with its independent public accountants) and, with the consent of the Company (which consent will not be unreasonably withheld), to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

Section 1.3    Section 8.4 of the Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

8.4.	Maturity; Surrender, Etc.
In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date, the accrued and unpaid Excess Leverage Fee, if any, and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest, Excess Leverage Fee, if any, and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 1.4    Section 8.7(d) of the Note Purchase Agreement shall be amended and restated in its entirety to read as follows:
(d)    Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of the Notes together with accrued and unpaid interest thereon and the accrued and unpaid Excess Leverage Fee, if any. The prepayment shall be made on the Proposed Prepayment Date except as provided in Section 8.7(e).
Section 1.5    Section 8.8(d) of the Note Purchase Agreement shall be amended and restated in its entirety to read as follows:
(d)    Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be in the amount set forth in Section 8.8(b), together with interest on such Notes accrued to the date of prepayment, the accrued and unpaid Excess Leverage Fee, if any, and the Make-Whole Amount, if any, with respect thereto. The prepayment pursuant to an offer to prepay any Notes shall be made on the Offer Prepayment Date for such offer.
Section 1.6    The first sentence of the second paragraph of Section 9.7 of the Note Purchase Agreement shall be amended by replacing the words “Principal Credit Facility” with “Primary Credit Facility”.
Section 1.7    Section 9.8 of the Note Purchase Agreement shall be amended and restated in its entirety to read as follows:
9.8.    Covenant to Secure Notes Equally.
The Company covenants that if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 10.4 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 17), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured pursuant to security documentation in form and substance satisfactory to the Required Holders (including an intercreditor agreement and opinions of counsel to the Company and/or each relevant Subsidiary and, if requested by the Required Holders, an amendment to this Agreement to reflect the secured nature of the Notes) so long as any such other Indebtedness shall be so secured; provided that the creation and maintenance of such equal and ratable Lien shall not in any way limit or modify the right of the holders of the Notes to enforce the provisions of Section 10.4.
Section 1.8    The following new Sections 9.9 and 9.10 shall be added to the Note Purchase Agreement in proper sequence:
9.9.    Corporate Rating.
The Company will at all times maintain a Corporate Rating from at least one Rating Agency, and the Company will not at any time permit any such Corporate Rating to be lower than BBB-/Baa3 (or its equivalent).
9.10.    Excess Leverage Fee.
For any fiscal quarter for which the Leverage Ratio is 3.50 to 1.00 or greater as of the last day thereof, in addition to interest accruing on the Notes, the Company agrees to pay each holder of a Note a fee (the “Excess Leverage Fee”) on the daily average outstanding principal amount of such Note during such fiscal quarter at a rate per annum of (a) if the Leverage Ratio as of the end of any such fiscal quarter is greater than or equal to 3.50 to 1.00 but less than 3.75 to 1.00, 0.25%, or (b) if the Leverage Ratio as of the end of any such fiscal quarter is greater than or equal to 3.75 to 1.00, 0.50%. The Excess Leverage Fee with respect to each Note for any fiscal quarter shall be calculated on the same basis as interest on such Note is calculated and shall be paid in arrears at the same time as such interest. The payment of the Excess Leverage Fee shall not constitute a waiver of any Default or Event of Default. If for any reason the Company fails to deliver the financial statements required by Section 7.1(a) or (b) for a fiscal quarter by the date the Excess Leverage Fee, if any, would be payable for such fiscal quarter, for purposes of this Section 9.10, the Leverage Ratio for such fiscal quarter will be deemed to be in excess of 3.75 to 1.00.
Section 1.9    Section 10.1 of the Note Purchase Agreement shall be amended and restated in its entirety to read as follows:
10.1.    Financial Covenants.
(a)    Consolidated Total Debt. The Company will not permit the ratio (the “Leverage Ratio”) of Consolidated Total Debt (as of any date) to Consolidated EBITDA (for the Company’s then most recently completed four fiscal quarters (a “Test Period”)) to be greater than 3.50 to 1.00 at any time; provided that, if the Company or any of its Subsidiaries consummates a Material Acquisition, for each day during each Test Period ending on or prior to the last day of the first four full fiscal quarters following the date of such Material Acquisition (a “Leverage Spike Period”), such maximum ratio shall, by written notice delivered by the Company to the holders of the Notes no later than five Business Days after the consummation of such Material Acquisition, be deemed to be increased to 4.00 to 1.00; provided, further, that (i) no more than three such deemed increases shall be permitted during the term of this Agreement and (ii) there must be at least two full fiscal quarters between the end of a Leverage Spike Period and the start of another Leverage Spike Period.
(b)    Fixed Charge Coverage.    The Company will not permit, as of the end of any fiscal quarter, the ratio of (i) Consolidated EBITR to (ii) the sum of Consolidated Interest Expense plus Consolidated Rental Expense (in each case for the Test Period ended on the last day of such fiscal quarter) to be less than 2.00 to 1.00.
(c)    Consolidated Net Worth.    Commencing with the fiscal quarter beginning May 1, 2020, the Company will not permit, as of the end of any fiscal quarter, its Consolidated Net Worth to be less than (i) $462,679,000 plus (ii) the sum of 25% of Consolidated Net Income, if positive, for each completed fiscal quarter (measured separately) commencing with the first fiscal quarter ending after April 30, 2020.
Section 1.10    Section 10.4(i) of the Note Purchase Agreement shall be amended and restated in its entirety to read as follows:
(i)    in addition to the Liens permitted by clauses (a) through (h) of this Section 10.4, Liens securing Indebtedness of the Company or a Subsidiary that is not otherwise permitted to be outstanding pursuant to such clauses (a) through (h), provided that (A) Priority Debt does not at any time exceed 20% of Consolidated Net Worth (as of the end of the Company’s then most recently completed fiscal quarter), and (B) no Lien permitted under this clause (i) shall secure any Indebtedness outstanding under any Primary Credit Facility unless (1) the Company or such Subsidiary has made or will make effective provision whereby the Company’s obligations under this Agreement and the Notes or the applicable Guaranty Agreement will be secured by an equal and ratable Lien pursuant to documents, including an intercreditor agreement and opinions of counsel to the Company and each relevant Subsidiary, in form and substance satisfactory to the Required Holders, and (2) if such Lien is granted by a Subsidiary, such Subsidiary is a Subsidiary Guarantor party to an effective Guaranty Agreement.
Section 1.11    Section 10.6(c)(i) of the Note Purchase Agreement shall be amended by adding the words “of the Company” immediately after “in any fiscal year”.
Section 1.12    Section 10.7 of the Note Purchase Agreement shall be amended and restated in its entirety to read as follows:
10.7.    Economic Sanctions, Etc.

The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.
Section 1.13    Section 11(b) and Section 11(c) of the Note Purchase Agreement shall be amended and restated in their entirety to read as follows, respectively:
(b)    the Company defaults in the payment of any interest on any Note or any Excess Leverage Fee for more than five Business Days after the same becomes due and payable; or
(c)    the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), Section 8.7, Section 8.8, Section 9.9 or Sections 10.1 through 10.9; or
Section 1.14     Section 12.1 of the Note Purchase Agreement is hereby amended by adding the words “the accrued and unpaid Excess Leverage Fee, if any,” immediately after “(including, but not limited to, interest accrued thereon at the Default Rate) and” in the last paragraph thereof.
Section 1.15    Section 12.3 of the Note Purchase Agreement is hereby amended by (a) adding the words “and any overdue Excess Leverage Fee,” immediately after the words “the Company has paid all overdue interest on the Notes,” and (b) adding the words “and any overdue Excess Leverage Fee,” immediately after “any overdue interest in respect of the Notes”.
Section 1.16    Section 13.2 of the Note Purchase Agreement is hereby amended by adding the words “of such series” after “one Note” in the penultimate sentence thereof.
Section 1.17    Section 13.3 of the Note Purchase Agreement is hereby amended by adding the words “of the same series” after “a new Note” in the last paragraph thereof.
Section 1.18    Section 14.1 of the Note Purchase Agreement is hereby amended by adding the words “the Excess Leverage Fee, if any, and” immediately after “payments of principal, Make-Whole Amount, if any,”.
Section 1.19    Section 14.2 of the Note Purchase Agreement is hereby amended by adding the words “, the Excess Leverage Fee, if any,” immediately after “Make-Whole Amount, if any, and interest”.

Section 1.20    Section 15.1 of the Note Purchase Agreement is hereby amended by adding a new second paragraph thereto to read as follows:
The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company; provided that such indemnity shall not, as to any Purchaser or holder of a Note, be available to the extent that any such judgment, liability, claim, order, decree, fine, penalty, cost, fee or expense is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Purchaser or holder.
Section 1.21    Section 16 of the Note Purchase Agreement is hereby amended by replacing the words “any Guaranty Agreement” with “each Guaranty Agreement”.
Section 1.22    Section 17.1 of the Note Purchase Agreement is hereby amended by adding the words “, of the Excess Leverage Fee” immediately after “the time of payment or method of computation of interest on the Notes”.
Section 1.23    Section 22.2 of the Note Purchase Agreement is hereby amended by adding the words “, the Excess Leverage Fee” immediately after “any payment of principal of or Make-Whole Amount”.
Section 1.24    Section 22.5 of the Note Purchase Agreement is hereby amended by adding a new third paragraph thereto to read as follows:
Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
Section 1.25    Schedule B to the Note Purchase Agreement is hereby amended by deleting the definitions of “CISADA”, “Indemnified Person”, “OFAC Listed Person”, “Proceeding” and “U.S. Economic Sanctions”.
Section 1.26    Schedule B to the Note Purchase Agreement is hereby amended by adding or amending and restating, as applicable, in the correct alphabetical order the following definitions:
“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.
“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).
“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.
“Corporate Rating” means (i) the Company’s corporate credit rating from S&P, (ii) the Company’s corporate family rating from Moody’s or (iii) the Company’s issuer rating from Morningstar or, in each case, an equivalent rating by any other Rating Agency.
“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.
“Excess Leverage Fee” is defined in Section 9.10.
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder from time to time in effect.
“Leverage Ratio” is defined in Section 10.1(a).

“Material Acquisition” means any acquisition or similar investment permitted pursuant to the terms of this Agreement and having consideration in excess of $100,000,000.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Morningstar” means DBRS Morningstar, Inc. and any successor thereto.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Primary Credit Facility” shall mean:
(a)    the Credit Agreement dated as of January 11, 2019 among the Company, the lenders from time to time parties thereto and Royal Bank of Canada, as administrative agent, and any successor or replacement thereof; and
(b)    any other credit agreement, note purchase agreement, indenture or any other term loan or working capital facility of the Company, and any successor or replacement thereof, having an aggregate principal amount of Indebtedness, or commitments therefor, of $25,000,000 or greater.
“Rating Agencies” means Moody’s, S&P and Morningstar or, if none of Moody’s, S&P and Morningstar shall make a corporate family, corporate credit or issuer rating, as applicable, on the Company publicly available (or privately available, so long as such rating is disclosed to the holders of the Notes and may be disclosed to the SVO and the NAIC without further consent by the applicable Rating Agency), a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company and reasonably satisfactory to the Purchasers (or, in the case of any determination made after the date of the Closing, reasonably satisfactory to the Required Holders), which shall be substituted for Moody’s, S&P and Morningstar.
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.
“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.
“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.
“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, limited liability company or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“Test Period” is defined in Section 10.1(a).
“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.
Section 1.27    Schedules 5.3, 5.4, 5.5, 5.8, 5.18, 10.3 and 10.4 to the Note Purchase Agreement are hereby amended and restated in their entirety to read as set forth on Exhibit A attached hereto.
SECTION 2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
In order to induce the Noteholders to execute and deliver this Amendment (which representations shall survive the execution and delivery of this Amendment), the Company represents and warrants to the Noteholders that:
(a)    this Amendment has been duly authorized, executed and delivered by it and this Amendment constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(b)    the execution, delivery and performance by the Company of this Amendment and performance by the Company of the terms of the Note Purchase Agreement, as amended by this Amendment, (i) have been duly authorized by all necessary corporate action, (ii) do not require the consent or approval or authorization of, or registration, filing or declaration with, any Governmental Authority and (iii) will not (A) (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary;
(c)    no Default or Event of Default has occurred and is continuing; and
(d)    each representation and warranty set forth in Section 5 of the Note Purchase Agreement is true and correct as of the date of execution and delivery of this Amendment by the Company with the same effect as if made on such date.
SECTION 3.    CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.
Upon satisfaction of each of the following conditions, this Amendment shall become effective on and as of the date first written above:
(a)    executed counterparts of this Amendment, duly executed by the Company and the holders of the Notes under the Note Purchase Agreement, shall have been delivered to the Noteholders;
(b)    executed counterparts of an amendment to the Note Purchase Agreement dated as of May 2, 2016, duly executed by the Company and the holders of the Notes thereunder, amended to align the applicable terms thereof with those in the Note Purchase Agreement, as amended by this Amendment, shall have been delivered to the Noteholders;
(c)    executed counterparts of an amendment to the Note Purchase Agreement dated as of June 17, 2013, duly executed by the Company and the holders of the Notes thereunder, amended to align the applicable terms thereof with those in the Note Purchase Agreement, as amended by this Amendment, shall have been delivered to the Noteholders;
(d)    executed counterparts of the Note Purchase Agreement dated as of June 30, 2020 (the “2020 Note Purchase Agreement”), duly executed by the Company and the Purchasers named therein, shall have been delivered to the Noteholders, and the conditions to closing thereunder shall have been satisfied;
(e)    executed counterparts of an amendment to the Credit Agreement dated as of January 11, 2019, duly executed by the Company, the lenders from time to time parties thereto and Royal Bank of Canada, as administrative agent, amended to (i) remove the “springing lien” provisions (including the forms of Intercreditor agreement and pledge agreement) therefrom; provided that the general requirement in Section 6.13(a) of such agreement that the Company secure Obligations on an equal and ratable basis if Priority Debt exceeds 20% of Consolidated Net Worth (as each capitalized term is defined therein)

may remain, and (ii) permit the issuance of the notes under the 2020 Note Purchase Agreement, shall have been delivered to the Noteholders;
(f)    each of the Noteholders or their special counsel shall have received an opinion of Dentons US LLP, dated the date hereof, in scope, form and substance satisfactory to the Noteholders;
(g)    the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the date hereof; and
(h)    the Company shall have paid the reasonable fees and expenses of Schiff Hardin LLP, special counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Amendment.
SECTION 4.    MISCELLANEOUS.
Section 4.1    This Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as expressly amended by this Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect. On and after the date hereof each reference in the Note Purchase Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Note Purchase Agreement, and each reference in each of the Notes to “the Note Purchase Agreement,” “thereunder,” “thereof” or words of like import referring to the Note Purchase Agreement, shall mean and be a reference to the Note Purchase Agreement as amended by this Amendment.
Section 4.2    The descriptive headings of the various Sections or parts of this Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
Section 4.3    This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Section 4.4    This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement. Delivery of an electronic signature to, or a signed copy of, this Amendment by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if any Noteholder shall request manually signed counterpart signatures to the Amendment, the Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable
[Remainder of Page Left Intentionally Blank]

The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.
CASEY’S GENERAL STORES, INC.

By:    /s/ Stephen P. Bramlage, Jr.
Name:     Stephen P. Bramlage, Jr.
Title:     Chief Financial Officer

Attest:

By:    /s/ Julia L. Jackowski
Name:    Julia L. Jackowski
Title:     Chief Legal Officer and Secretary

[Signature Page to First Amendment to Note Purchase Agreement (2017)]

Accepted and Agreed to:
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Anna Sabiston
Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By:    PGIM, Inc., as Investment Manager

By: /s/ Anna Sabiston
Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.
THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

By:    Prudential Investment Management Japan
Co., Ltd., as Investment Manager

By:    PGIM, Inc., as Sub-Adviser

By: /s/ Anna Sabiston
Vice President

ZURICH AMERICAN INSURANCE COMPANY

By:    PGIM Private Placement Investors, L.P.,
as Investment Advisor

By:    PGIM Private Placement Investors, Inc.,
    as its General Partner

By: /s/ Anna Sabiston
Vice President

[Signature Page to First Amendment to Note Purchase Agreement (2017)]

PENSIONSKASSE DES BUNDES PUBLICA

By:    PGIM Private Capital Limited,
as Investment Manager

By: /s/ Tolgar Sirvanci
Vice President
Tolgar Sirvanci

VOYA INSURANCE AND ANNUITY COMPANY
VOYA RETIREMENT INSURANCE AND ANNUITY
COMPANY
SECURITY LIFE OF DENVER INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

By:     Voya Investment Management LLC,
as Agent

By: /s/ Justin Stach
Name:    Justin Stach
Title:    Senior Vice President

VOYA PENSION COMMITTEE ON BEHALF OF THE VOYA
RETIREMENT PLAN
VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY
AMERICAN FIDELITY ASSURANCE COMPANY
IMB PERSONAL PENSION PLAN TRUST
COMPSOURCE MUTUAL INSURANCE COMPANY
AETNA 401(K) MASTER TRUST
UNITED TECHNOLOGIES CORPORATION EMPLOYEE SAVINGS
PLAN MASTER TRUST

By:     Voya Investment Management Co. LLC,
as Agent

By: /s/ Justin Stach
Name:    Justin Stach
Title:

[Signature Page to First Amendment to Note Purchase Agreement (2017)]

NN LIFE INSURANCE COMPANY LTD.

By:     Voya Investment Management LLC,
as attorney-in-fact

By: /s/ Justin Stach
Name:    Justin Stach
Title:

METROPOLITAN LIFE INSURANCE COMPANY

By:     MetLife Investment Management, LLC,
its Investment Manager

BRIGHTHOUSE LIFE INSURANCE COMPANY

By:     MetLife Investment Management, LLC,
its Investment Manager

SYMETRA LIFE INSURANCE COMPANY

By:     MetLife Investment Management, LLC,
its Investment Manger
TRANSATLANTIC REINSURANCE COMPANY

By:     MetLife Investment Management, LLC,
its Investment Manager

ZURICH AMERICAN INSURANCE COMPANY

By:     MetLife Investment Management, LLC,
its Investment Manager

By: /s/ John Wills
Name:    John Wills
Title: Authorized Signatory

[Signature Page to First Amendment to Note Purchase Agreement (2017)]

PENSIONSKASSE DES BUNDES PUBLICA

By:     MetLife Investment Management Limited,
its Investment Manager

By: /s/ Aurelie Hariton-Fardad
Name:    Aurelie Hariton-Fardad
Title: Authorized Signatory

NEW YORK LIFE INSURANCE COMPANY

By: /s/ Sean Campbell
Name:    Sean Campbell
Title:    Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
By:    NYL Investors, LLC, as Investment Manager

By: /s/ Sean Campbell
Name:    Sean Campbell
Title:    Senior Director

THE BANK OF NEW YORK MELLON, A BANKING CORPORATION
ORGANIZED UNDER THE LAWS OF NEW YORK, NOT IN ITS
INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER
THAT CERTAIN TRUST AGREEMENT DATED AS OF
JULY 1ST, 2015 BETWEEN NEW YORK LIFE INSURANCE COMPANY,
AS GRANTOR, JOHN HANCOCK LIFE INSURANCE COMPANY
(U.S.A.), AS BENEFICIARY, JOHN HANCOCK LIFE INSURANCE
COMPANY OF NEW YORK, AS BENEFICIARY, AND THE BANK
OF NEW YORK MELLON, AS TRUSTEE
By:    New York Life Insurance Company, as attorney-in-fact

By: /s/ Sean Campbell
Name:    Sean Campbell
Title:    Corporate Vice President

[Signature Page to First Amendment to Note Purchase Agreement (2017)]

TEACHERS INSURANCE AND ANNUITY ASSOCIATION
OF AMERICA, a New York domiciled life insurance company

By: Nuveen Alternatives Advisors LLC,
a Delaware limited liability company, its
investment manager

By: /s/ Ho Young Lee
Name:    Ho Young Lee
Title:    Managing Director

[Signature Page to First Amendment to Note Purchase Agreement (2017)]

EXHIBIT A

[See attached]

SCHEDULE 5.3
Listing of "Disclosure Documents"

Form S-8 filed with the SEC on May 7, 2019
Current Report on Form 8-K filed with the SEC on June 6, 2019
Current Report on Form 8-K filed with the SEC on June 10, 2019
Current Report on Form 8-K filed with the SEC on June 11, 2019
Annual Report on Form 10-K filed with the SEC on June 28, 2019
Current Report on Form 8-K filed with the SEC on July 2, 2019
Form PRE 14A filed with the SEC on July 3, 2019
Form DEF 14A filed with the SEC on July 25, 2019
Form DEFA 14A filed with the SEC on July 25, 2019
Current Report on Form 8-K filed with the SEC on August 30, 2019
Current Report on Form 8-K filed with the SEC on September 4, 2019
Current Report on Form 8-K filed with the SEC on September 9, 2019
Current Report on Form 8-K filed with the SEC on September 9, 2019
Quarterly Report on Form 10-Q filed with the SEC on September 9, 2019
Current Report on Form 8-K filed with the SEC on September 10, 2019
Current Report on Form 8-K filed with the SEC on December 9, 2019
Quarterly Report on Form 10-Q filed with the SEC on December 9, 2019
Current Report on Form 8-K filed with the SEC on December 10, 2019
Current Report on Form 8-K filed with the SEC on December 19, 2019
Current Report on Form 8-K filed with the SEC on December 26, 2019
Current Report on Form 8-K filed with the SEC on January 9, 2020
Current Report on Form 8-K filed with the SEC on February 11, 2020
Current Report on Form 8-K filed with the SEC on March 9, 2020
Quarterly Report on Form 10-Q filed with the SEC on March 9, 2020
Current Report on Form 8-K filed with the SEC on March 10, 2020
Current Report on Form 8-K filed with the SEC on April 2, 2020
Current Report on Form 8-K filed with the SEC on May 13, 2020
Current Report on Form 8-K filed with the SEC on May 13, 2020
Current Report on Form 8-K filed with the SEC on June 8, 2020
Current Report on Form 8-K filed with the SEC on June 10, 2020
Annual Report on Form 10-K filed with the SEC on June 26, 2020

SCHEDULE 5.3 - 1

SCHEDULE 5.4
Organization and Ownership of Shares of Subsidiaries; Affiliates

Name of Subsidiary	Jurisdiction of Incorporation	Percentage of Voting Stock Owned by the Company

Casey’s Services Company    Iowa            100%
Casey’s Retail Company    Iowa            100%
Casey’s Marketing Company    Iowa            100%
CGS Stores, LLC    Iowa            100%*
Heartland Property Company, LLC    Delaware            100%*

*Indirect wholly-owned subsidiary of the Company – CGS Stores, LLC and Heartland Property Company, LLC are wholly-owned by Casey’s Marketing Company.

SCHEDULE 5.4 - 1

SCHEDULE 5.5
Financial Statements

Annual Report on Form 10-K for the fiscal year ended April 30, 2017

Annual Report on Form 10-K for the fiscal year ended April 30, 2018

Annual Report on Form 10-K for the fiscal year ended April 30, 2019

Annual Report on Form 10-K for the fiscal year ended April 30, 2020

SCHEDULE 5.5 - 1

SCHEDULE 5.8
Litigation

None.

SCHEDULE 5.8 - 1

SCHEDULE 5.15
Existing Indebtedness; Future Liens

The Company is the obligor of all debt listed below. Outstanding balances as of April 30, 2020. See footnote for obligees and collateral.

Capital lease obligations (1)            $38,342,000
Senior Notes 5.22% (2)             $569,000,000
Senior Notes 3.67% Series A (2)        $150,000,000
Senior Notes 3.75% Series B (2)        $50,000,000
Senior Notes 3.65% Series C (2)        $50,000,000
Senior Notes 3.72% Series D (2)        $50,000,000
Senior Notes 3.51% Series E (2)        $150,000,000
Senior Notes 3.77% Series F (2)        $250,000,000
Revolving Line of Credit (RBC) (3)        $120,000,000
Line of Credit (UMB) (4)            $0

TOTAL                    $1,427,342,000

(1)
Obligee: Metro North/Ankeny Center LLC; Goodhue Realty Co; We Can Build It, LLC; Green Gables Building Company; Amana Society, Inc.; Vista Real Estate & Investment Corp; Kansas Department of Transportation; Michael and Rosemary Clements; R.G. Hansen & Associates, Inc.; Jack Pearce, Trustee of the Jack Pearce Revocable Trust; Douglas & Jeannie Maryott; The Humphrey's Fund I REIT, LLC; HLMB Properties, LLC; City of Jamestown; Amber Holdings, LLP; The Board of Higher Education and University of North Dakota; 1975 Robert Street Partners, LLC; Candy Land Properties, LLC; F&J Enterprises, Inc. and Robert F and Gail Krejci; Lanaha Development; Quantum Properties II, LLC; M.J.A. LLC Properties, LLC; Vernon Associates; Laser Resources; Sondra Boniface; Provest Co.; Chipokas, LLC; MAV Holdings, LLC; Kanpp Properties; Wells Fargo Finance; Northland Capital; PACCAR; Culver's Bowman Square Properties, LLC; ND Investment Company LLC

Collateral: Various print shop, IT equipment, and trailers (and refrigeration units)

(2)    Obligee: Various institutional investors

Collateral: Unsecured

(3)	Obligee: Royal Bank of Canada; UMB Bank; BMO Harris Bank; Coöperatieve Rabobank U.A., New York Branch; Goldman Sachs Bank USA; MUFG Bank, Wells Fargo Bank, National Association

Collateral: Unsecured

SCHEDULE 5.15 - 1

As of the date of the Note Purchase Agreement, the outstanding balance on the Revolving Line of Credit is $0 (thus, reducing the above total to $1,307,342,000).

(4)	Obligee: UMB Bank

Collateral: Unsecured

SCHEDULE 5.15 - 2

SCHEDULE 5.18
Environmental Matters – Certain Products of the Company and its Subsidiaries

The business operations of the Company and its Subsidiaries entail the operation of convenience stores, including the sale of gasoline and diesel fuel, in 16 Midwestern states. Such business operations include the sale, storage, transportation and use of petroleum and petroleum products, household products, sanitary and cleaning supplies, lawn and garden supplies, and other miscellaneous automotive products, some of which may or do contain Hazardous Materials as defined herein. In the ordinary course of the business operations of the Company and its Subsidiaries, quantities of such petroleum and petroleum products, household products, sanitary and cleaning supplies, lawn and garden supplies and other automotive products are stored on the premises of their stores and distribution center facilities.

SCHEDULE 5.18 - 1

SCHEDULE 10.3
Existing Indebtedness of Subsidiaries

None.

SCHEDULE 10.3 - 1

SCHEDULE 10.4
Existing Liens

None.

SCHEDULE 10.4 -1